Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information:
Claire S. Bean, CFO & COO
Northeast Bank, 500 Canal Street, Lewiston, ME 04240
207.786.3245 ext. 3202
www.northeastbank.com

Northeast Bancorp Reports Fourth Quarter Results, Declares Dividend

Lewiston, ME (July 24, 2014) – Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income available to common shareholders of $542 thousand, or $0.05 per diluted common share, for the quarter ended June 30, 2014, compared to net income available to common shareholders of $205 thousand, or $0.02 per diluted common share, for the quarter ended June 30, 2013. Net income available to common shareholders for the year ended June 30, 2014 was $2.7 million, compared to $4.1 million for the year ended June 30, 2013.

The current quarter and year included several non-recurring items, related principally to severance costs, one-time costs associated with the Bank’s core systems conversion and a legal settlement recovery. Excluding these items, which the Company considers to be non-core, net operating earnings were $1.1 million, or $0.11 per share, for the quarter and $3.6 million, or $0.35 per share, for the year ended June 30, 2014. Reported net income and net operating earnings for the quarters and years ended June 30, 2014 and 2013, respectively, are set forth below:

	Reconciliation of Net Income Available to Common Shareholders (GAAP) to Net Operating Earnings (non-GAAP)(1)
	Three Months Ended June 30,		Year Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands, except share and per share data)
Net income available to common shareholders (GAAP)	$542	$205	$2,692	$4,065
Items excluded from operating earnings, net of tax:
Discontinued operations	—	41	8	(125)
Severance expense	407	203	808	203
Software conversion expense	148	—	291	—
Legal settlement expense and related professional fees	—	672	(165)	672
Total after-tax items	555	916	942	750
Net operating earnings (non-GAAP)	$1,097	$1,121	$3,634	$4,815

Weighted average common shares outstanding - basic	10,314,197	10,446,643	10,404,784	10,409,588

Reported basic earnings per share (GAAP)	$0.05	$0.02	$0.26	$0.39
Items excluded from operating earnings	0.06	0.09	0.09	0.07
Net operating earnings per share (non-GAAP)	$0.11	$0.11	$0.35	$0.46

(1) Management believes operating earnings, which exclude non-core items, provide a more meaningful representation of the Company’s performance.

The Board of Directors has declared a cash dividend of $0.01 per share, payable on August 21, 2014 to shareholders of record as of August 7, 2014.

“It was a very productive and busy quarter,” said Rick Wayne, President and Chief Executive Officer of Northeast. “We closed $75 million of loans, including commercial loan purchases and originations totaling $45 million, while maintaining sound asset quality.  We generated a return of 12.2% on our purchased loan book, supporting a net interest margin of 4.75% for the quarter.  We significantly enhanced our delivery platform with the successful completion of our core systems conversion; this achievement and the restructuring expenses we incurred will help us to better align resources with our business objectives. Looking forward, we believe our significant operational capacity, lending expertise and capital resources leave us well-positioned for growth.”

At June 30, 2014, total assets were $761.9 million, an increase of $91.3 million, or 13.6%, compared to June 30, 2013. The principal components of the change in the Company’s balance sheet are as follows:

1.              The loan portfolio grew by $84.4 million, or 19.0%, compared to June 30, 2013, principally due to net growth of $75.3 million in commercial loans purchased or originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”) and $9.1 million of net growth in loans originated by the Bank’s Community Banking Division.

For the quarter ended June 30, 2014, significant loan growth by the LASG was largely offset by runoff, resulting in a net increase in the LASG purchased and originated portfolio of $7.3 million. Purchased loans of $33.6 million produced a net increase of $18.5 million, net of pay-downs.  LASG originated loans totaling $11.5 million were more than offset by pay-downs, in large part due to the payoff of a low-yielding $12 million securities loan.

As has been discussed in the Company’s prior SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010.  The Company’s loan purchase and commercial real estate loan availability under these conditions follow.

Basis for Regulatory Condition	Condition	Availability at June 30, 2014
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$13.2
Regulatory Capital	Commercial real estate loans may not exceed 300% of total risk-based capital	$148.6

An overview of the LASG portfolio follows.

	Three Months Ended June 30,
	2014			2013
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$38,244	$11,503	$49,747	$51,677	$21,556	$73,233
Net investment basis	33,556	11,503	45,059	45,783	21,556	67,339

Loan returns during the period:
Yield	12.15%	5.43%	10.13%	17.30%	8.92%	16.21%
Total Return (1)	12.21%	7.46%	10.78%	17.53%	8.92%	16.41%

	Year Ended June 30,
	2014			2013
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$91,288	$66,225	$157,513	$155,216	$37,181	$192,397
Net investment basis	79,823	66,225	146,048	121,336	37,208	158,544

Loan returns during the period:
Yield	11.43%	5.29%	9.70%	16.04%	9.34%	15.28%
Total Return (1)	11.76%	5.87%	10.11%	18.33%	9.34%	17.32%

Total loans as of period end:
Unpaid principal balance	$242,631	$77,588	$320,219	$204,276	$38,846	$243,122
Net investment basis	203,450	77,561	281,011	166,786	38,879	205,665

(1) The total return represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.              Deposits and borrowings increased by $89.7 million and $1.7 million, respectively, from June 30, 2013.  Non-maturity deposits increased by $10.6 million, or 4.8%, for the year while time deposits grew by 30.1% or $79.1 million. The latter was centered in deposits raised through deposit listing services, which the Bank uses when advantageous to acquire term funding consistent with its asset/liability management objectives.

3.              Stockholders’ equity decreased by $1.7 million from June 30, 2013, in part due to common stock dividends of $2.9 million and $2.8 million of common stock repurchases (representing 291,200 shares).

Net income from continuing operations increased by $296 thousand to $542 thousand for the quarter ended June 30, 2014, compared to the quarter ended June 30, 2013, both results affected by non-core items as noted above. Earnings for the current quarter included the following items of significance:

1.              Net interest income before provision for loan losses decreased slightly, by $55 thousand, or less than 1%, for the quarter ended June 30, 2014 compared to the quarter ended June 30, 2013, due to lower transactional interest income from purchased loan payoffs offset by the positive effect of balance sheet growth. Average earning assets increased by $72.4 million, and average loans by $121.3 million, when compared to the fourth quarter of FY 2013.

The various components of transactional income are set forth in the table below entitled “Total Return on Purchased Loans.”  When compared to the quarter ended June 30, 2013, transactional interest income decreased by $1.1 million, impacting the net interest margin, which declined to 4.75% from 5.32%.  The following table summarizes interest income and related yields recognized on the loan portfolios.

	Interest Income and Yield on Loans
	Three Months Ended June 30,
	2014			2013
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$247,802	$3,096	5.01%	$235,455	$3,376	5.75%
LASG:
Originated	80,764	1,094	5.43%	20,723	461	8.92%
Purchased	187,391	5,677	12.15%	138,445	5,971	17.30%
Total LASG	268,155	6,771	10.13%	159,168	6,432	16.21%
Total	$515,957	$9,867	7.67%	$394,623	$9,808	9.97%

	Year Ended June 30,
	2014			2013
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$246,853	$12,926	5.24%	$252,199	$14,824	5.88%
LASG:
Originated	69,883	3,695	5.29%	14,906	1,392	9.34%
Purchased	178,377	20,388	11.43%	117,205	18,801	16.04%
Total LASG	248,260	24,083	9.70%	132,111	20,193	15.28%
Total	$495,113	$37,009	7.47%	$384,310	$35,017	9.11%

The yield on purchased loans in each period shown was increased by unscheduled loan payoffs, which resulted in immediate recognition of the prepaid loans’ discount in interest income. The following table details the “total return” on purchased loans, which includes total transactional income of $1.7 million for the quarter ended June 30, 2014, a decrease of $1.1 million from the quarter ended June 30, 2013.  The following table summarizes the total return recognized on the purchased loan portfolio:

	Total Return on Purchased Loans
	Three Months Ended June 30,
	2014		2013
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$4,050	8.64%	$3,237	9.38%
Transactional income:
Gains on loan sales	—	0.00%	80	0.23%
Gain on sale of real estate owned	44	0.09%	—	0.00%
Other noninterest income	4	0.01%	—	0.00%
Accelerated accretion and loan fees	1,627	3.47%	2,734	7.92%
Total transactional income	1,675	3.57%	2,814	8.15%
Total	$5,725	12.21%	$6,051	17.53%

	Year Ended June 30,
	2014		2013
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$15,682	8.75%	$11,038	9.35%
Transactional income:
Gains on loan sales	576	0.32%	2,115	1.79%
Gain on sale of real estate owned	100	0.06%	684	0.58%
Other noninterest income	4	0.00%	36	0.03%
Accelerated accretion and loan fees	4,706	2.63%	7,763	6.58%
Total transactional income	5,386	3.01%	10,598	8.98%
Total	$21,068	11.76%	$21,636	18.33%

(1) The total return represents scheduled interest and accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.              Quarterly noninterest income of $1.4 million was unchanged compared to the quarter ended June 30, 2013, as a $318 thousand increase in gains on sales of commercial loans offset a $209 thousand reduction in gains realized on sales of residential mortgage loans. The decline in residential loan sale gains was the result of a reduction in refinance activity compared to the prior period.

3.              Noninterest expense decreased by $672 thousand for the quarter ended June 30, 2014, compared to the quarter ended June 30, 2013. Variances of significance are:

•                  An increase of $296 thousand in salaries and employee benefits, principally related to an increase in severance costs incurred between the two periods. Severance costs of $652 thousand in the current quarter were primarily the result of the elimination of two senior positions in the Community Banking Division and a restructuring of the Bank’s information technology infrastructure in light of the Bank’s core banking systems conversion in May 2014;

•                  An increase of $64 thousand in occupancy and equipment expense, principally related to a higher level of software maintenance and depreciation;

•                  An increase of $91 thousand in data processing, due to the conversion of the Bank’s core software to an outsourced model during the quarter ended June 30, 2014;

•                  A decrease of $271 thousand in marketing expense, due to a reduction in deposit and residential mortgage marketing in fiscal 2014;

•                  A decrease of $145 thousand in loan expense, principally due to lower loan acquisitions and work-out expenses;

•                  Legal settlement expense in the amount of $980 thousand incurred in the fourth quarter of 2013;

•                  An increase of $251 thousand in other noninterest expense, principally due to contract termination costs and one-time non-capital expenses associated with the recent core banking systems conversion.

4.              The Company’s effective tax rate for the quarter ended June 30, 2014 was 45.9%, compared to 36.9% and 30.5% for the fiscal years ended June 30, 2014 and 2013, respectively. The increase in the quarter was primarily the result of a change in estimated state tax apportionment.  Absent this change, the Company’s annual effective tax rate would have been approximately 33.3%.

At June 30, 2014, nonperforming assets totaled $8.9 million, or 1.2% of total assets, compared to $7.0 million, or 1.0% of total assets at June 30, 2013.

At June 30, 2014, the Company’s Tier 1 leverage ratio was 15.9%, a decrease from 17.8% at June 30, 2013, and the total risk-based capital ratio was 23.7%, a decrease from 27.5% at June 30, 2013.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Claire Bean, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss fourth quarter earnings and business outlook at 9:30 a.m. Eastern Time on Friday, July 25, 2014. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 77324290. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. Northeast Bank offers traditional banking services through its Community Banking Division, which operates ten full-service branches and six loan production offices that serve individuals and businesses located in western and south-central Maine, southern New Hampshire and eastern Massachusetts. Northeast Bank’s Loan Acquisition and Servicing Group purchases and originates commercial loans for the Bank’s portfolio. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measure

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, tangible book value per share, and net operating earnings. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of continuing weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	June 30, 2014	June 30, 2013
Assets
Cash and due from banks	$3,372	$3,238
Short-term investments	78,887	62,696
Total cash and cash equivalents	82,259	65,934

Available-for-sale securities, at fair value	113,881	121,597
Loans held for sale	11,945	8,594

Loans
Commercial real estate	316,098	264,490
Residential real estate	148,634	127,829
Commercial and industrial	41,800	29,720
Consumer	9,884	13,337
Total loans	516,416	435,376
Less: Allowance for loan losses	1,367	1,143
Loans, net	515,049	434,233

Premises and equipment, net	9,135	10,075
Real estate owned and other possessed collateral, net	1,991	2,134
Regulatory stock, at cost	4,102	5,721
Intangible assets, net	2,798	3,544
Bank owned life insurance	14,836	14,385
Other assets	5,935	4,422
Total assets	$761,931	$670,639

Liabilities and Stockholders’ Equity
Deposits
Demand	$50,140	$46,425
Savings and interest checking	98,340	90,970
Money market	83,901	84,416
Time	341,948	262,812
Total deposits	574,329	484,623

Federal Home Loan Bank advances	42,824	28,040
Wholesale repurchase agreements	10,199	25,397
Short-term borrowings	2,984	625
Junior subordinated debentures issued to affiliated trusts	8,440	8,268
Capital lease obligation	1,558	1,739
Other liabilities	9,531	8,145
Total liabilities	649,865	556,837

Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at June 30, 2014 and June 30, 2013	—	—
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 9,260,331 and 9,565,680 shares issued and outstanding at June 30, 2014 and June 30, 2013, respectively	9,260	9,566
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 880,963 shares issued and outstanding at June 30, 2014 and June 30, 2013	881	881
Additional paid-in capital	90,914	92,745
Retained earnings	12,294	12,524
Accumulated other comprehensive loss	(1,283)	(1,914)
Total stockholders’ equity	112,066	113,802
Total liabilities and stockholders’ equity	$761,931	$670,639

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2014	2013	2014	2013
Interest and dividend income:
Interest on loans	$9,867	$9,808	$37,009	$35,017
Interest on available-for-sale securities	251	209	1,048	1,138
Other interest and dividend income	106	105	314	388
Total interest and dividend income	10,224	10,122	38,371	36,543

Interest expense:
Deposits	1,075	1,008	4,123	4,098
Federal Home Loan Bank advances	326	217	1,301	967
Wholesale repurchase agreements	72	136	357	651
Short-term borrowings	7	4	24	19
Junior subordinated debentures issued to affiliated trusts	240	195	765	769
Obligation under capital lease agreements	20	23	83	92
Total interest expense	1,740	1,583	6,653	6,596

Net interest and dividend income before provision for loan losses	8,484	8,539	31,718	29,947
Provision for loan losses	124	301	531	1,122
Net interest and dividend income after provision for loan losses	8,360	8,238	31,187	28,825

Noninterest income:
Fees for other services to customers	398	446	1,644	1,648
Net securities gains	—	—	0	792
Gain on sales of loans held for sale	505	714	1,650	3,009
Gain on sales of portfolio loans	403	85	1,006	2,311
Gain recognized on real estate owned and other repossessed collateral, net	13	65	63	746
Bank-owned life insurance income	109	119	451	718
Other noninterest income	9	14	55	82
Total noninterest income	1,437	1,443	4,869	9,306

Noninterest expense:
Salaries and employee benefits	5,162	4,866	17,786	17,036
Occupancy and equipment expense	1,336	1,272	5,448	4,626
Professional fees	316	286	1,285	1,450
Data processing fees	374	283	1,209	972
Marketing expense	86	357	311	1,035
Loan acquisition and collection expense	336	481	1,539	1,766
FDIC insurance premiums	126	90	480	454
Intangible asset amortization	164	208	746	943
Legal settlement expense (recovery)	—	980	(250)	980
Other noninterest expense	895	644	3,223	2,693
Total noninterest expense	8,795	9,467	31,777	31,955

Income from continuing operations before income tax expense	1,002	214	4,279	6,176
Income tax expense (benefit)	460	(32)	1,579	1,881
Net Income from continuing operations	542	246	2,700	4,295

Income (loss) from discontinued operations before income tax expense (benefit)	—	(64)	(12)	189
Income tax expense (benefit)	—	(23)	(4)	64
Net income (loss) from discontinued operations	—	(41)	(8)	125
Net income	$542	$205	$2,692	$4,420
Net income available to common stockholders	$542	$205	$2,692	$4,065

Weighted-average shares outstanding:
Basic	10,314,197	10,446,643	10,404,784	10,409,588
Diluted	10,314,197	10,446,643	10,404,784	10,409,588
Earnings per common share:
Basic:
Income from continuing operations	$0.05	$0.02	$0.26	$0.39
Income from discontinued operations	0.00	0.00	0.00	0.00
Net Income	$0.05	$0.02	$0.26	$0.39
Diluted:
Income from continuing operations	$0.05	$0.02	$0.26	$0.39
Income from discontinued operations	0.00	0.00	0.00	0.00
Net Income	$0.05	$0.02	$0.26	$0.39
Cash dividends declared per common share	$0.01	$0.09	$0.28	$0.36

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,
	2014			2013
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Investment securities	$112,226	$251	0.90%	$126,272	$209	0.66%
Loans (1) (2)	515,957	9,867	7.67%	394,623	9,808	9.97%
Regulatory stock	5,316	55	4.15%	5,253	33	2.52%
Short-term investments (3)	83,194	51	0.25%	118,113	72	0.24%
Total interest-earning assets	716,693	10,224	5.72%	644,261	10,122	6.30%
Cash and due from banks	2,606			2,978
Other non-interest earning assets	32,643			35,982
Total assets	$751,942			$683,221

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$62,427	$41	0.26%	$56,650	$38	0.27%
Money market accounts	85,119	110	0.52%	85,585	117	0.55%
Savings accounts	35,080	11	0.13%	32,868	11	0.13%
Time deposits	340,214	913	1.08%	270,342	842	1.25%
Total interest-bearing deposits	522,840	1,075	0.82%	445,445	1,008	0.91%
Short-term borrowings	2,051	7	1.37%	1,697	4	0.95%
Borrowed funds	54,522	418	3.08%	58,923	376	2.56%
Junior subordinated debentures	8,416	240	11.44%	8,245	195	9.49%
Total interest-bearing liabilities	587,829	1,740	1.19%	514,310	1,583	1.23%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	51,562			46,784
Other liabilities	2,955			6,900
Total liabilities	642,346			567,994
Stockholders’ equity	109,596			115,227
Total liabilities and stockholders’ equity	$751,942			$683,221

Net interest income		$8,484			$8,539

Interest rate spread			4.53%			5.07%
Net interest margin (4)			4.75%			5.32%

(1)  Includes loans held for sale.

(2)  Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(3)  Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(4)  Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Year Ended June 30,
	2014			2013
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Investment securities	$115,849	$1,048	0.90%	$131,199	$1,138	0.87%
Loans (1) (2)	495,113	37,009	7.47%	384,310	35,017	9.11%
Regulatory stock	5,620	123	2.19%	5,398	75	1.39%
Short-term investments (3)	78,838	191	0.24%	127,781	313	0.24%
Total interest-earning assets	695,420	38,371	5.52%	648,688	36,543	5.63%
Cash and due from banks	2,876			3,065
Other non-interest earning assets	33,958			37,206
Total assets	$732,254			$688,959

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$61,146	$162	0.26%	$55,763	$153	0.27%
Money market accounts	85,333	447	0.52%	63,931	337	0.53%
Savings accounts	34,391	44	0.13%	31,939	44	0.14%
Time deposits	314,848	3,470	1.10%	280,059	3,564	1.27%
Total interest-bearing deposits	495,718	4,123	0.83%	431,692	4,098	0.95%
Short-term borrowings	2,230	24	1.08%	1,472	19	1.29%
Borrowed funds	58,468	1,741	2.98%	75,633	1,710	2.26%
Junior subordinated debentures	8,352	765	9.16%	8,185	769	9.40%
Total interest-bearing liabilities	564,768	6,653	1.18%	516,982	6,596	1.28%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	50,890			49,343
Other liabilities	3,962			5,982
Total liabilities	619,620			572,307
Stockholders’ equity	112,634			116,652
Total liabilities and stockholders’ equity	$732,254			$688,959

Net interest income		$31,718			$29,947

Interest rate spread			4.34%			4.36%
Net interest margin (4)			4.56%			4.62%

(1)  Includes loans held for sale.

(2)  Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(3)  Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(4)  Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Net interest income	$8,484	$7,112	$9,017	$7,107	$8,539
Provision for loan losses	124	180	151	77	301
Noninterest income	1,437	1,308	835	1,288	1,443
Noninterest expense	8,795	7,516	7,614	7,852	9,467
Net income from continuing operations	542	437	1,411	310	247
Net income	542	437	1,393	320	205

Weighted average common shares outstanding:
Basic	10,314,197	10,432,494	10,432,833	10,440,513	10,446,643
Diluted	10,314,197	10,432,494	10,432,833	10,440,513	10,446,643
Earnings per common share:
Basic	$0.05	$0.04	$0.13	$0.03	$0.02
Diluted	0.05	0.04	0.13	0.03	0.02
Dividends per common share	0.01	0.09	0.09	0.09	0.09

Return on average assets	0.29%	0.24%	0.76%	0.18%	0.12%
Return on average equity	1.98%	1.55%	4.86%	1.12%	0.71%
Net interest rate spread (1)	4.53%	3.87%	4.94%	3.99%	5.07%
Net interest margin (2)	4.75%	4.08%	5.16%	4.24%	5.32%
Efficiency ratio (3)	88.65%	89.26%	77.28%	93.53%	94.84%
Noninterest expense to average total assets	4.69%	4.08%	4.13%	4.43%	5.56%
Average interest-earning assets to average interest-bearing liabilities	121.92%	122.17%	123.85%	124.70%	125.27%

	As of:
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Nonperforming loans:
Originated portfolio:
Residential real estate	$1,303	$1,678	$1,895	$1,945	$2,346
Commercial real estate	1,162	798	487	471	473
Home equity	160	214	204	229	334
Commercial business	5	—	61	62	110
Consumer	124	152	259	259	136
Total originated portfolio	2,756	2,842	2,906	2,966	3,399
Total purchased portfolio	4,114	4,582	3,245	2,553	1,457
Total nonperforming loans	6,870	7,424	6,151	5,519	4,856
Real estate owned and other possessed collateral, net	1,991	2,000	3,211	3,413	2,134
Total nonperforming assets	$8,861	$9,424	$9,362	$8,932	$6,990

Past due loans to total loans	1.14%	1.44%	1.57%	1.38%	1.68%
Nonperforming loans to total loans	1.33%	1.44%	1.23%	1.14%	1.12%
Nonperforming assets to total assets	1.16%	1.26%	1.28%	1.23%	1.04%
Allowance for loan losses to total loans	0.26%	0.26%	0.27%	0.25%	0.26%
Allowance for loan losses to nonperforming loans	19.90%	18.12%	21.95%	22.18%	23.54%

Commercial real estate loans to risk-based capital (4)	176.98%	175.10%	170.69%	171.30%	159.07%
Net loans to core deposits (5)	92.13%	93.18%	95.10%	93.04%	92.94%
Purchased loans to total loans, including held for sale	38.51%	35.29%	34.89%	36.29%	37.57%
Equity to total assets	14.71%	15.18%	15.61%	15.70%	16.97%
Tier 1 leverage capital ratio	15.90%	16.28%	16.66%	17.23%	17.78%
Total risk-based capital ratio	23.74%	24.21%	24.61%	25.63%	27.54%

Total stockholders’ equity	$112,066	$114,008	$114,383	$113,846	$113,802
Less: Preferred stock	—	—	—	—	—
Common stockholders’ equity	112,066	114,008	114,383	113,846	113,802
Less: Intangible assets	(2,798)	(2,962)	(3,124)	(3,334)	(3,544)
Tangible common stockholders’ equity (non-GAAP)	$109,268	$111,046	$111,259	$110,512	$110,258

Common shares outstanding	10,141,294	10,432,494	10,432,494	10,433,550	10,446,643
Book value per common share	$11.05	$10.93	$10.96	$10.91	$10.89
Tangible book value per share (non-GAAP) (6)	10.77	10.64	10.66	10.59	10.55

	Reconciliation of Net Income Available to Common Shareholders (GAAP) to Net Operating Earnings (non-GAAP) (7)
	Three Months Ended:
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Net income available to common shareholders (GAAP)	$542	$437	$1,393	$320	$205
Items excluded from operating earnings, net of tax:
Discontinued operations	—	—	18	(10)	41
Severance expense	407	35	—	366	203
Software conversion expenses	148	84	59	—	—
Legal settlement expense and related professional fees	—	—	—	(165)	672
Total after-tax items	555	119	77	191	916
Net operating earnings (non-GAAP)	$1,097	$556	$1,470	$511	$1,121
Net operating earnings per share - basic (non-GAAP)	$0.11	$0.05	$0.14	$0.05	$0.11

(1)  The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2)  The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3)  The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.

(4)  For purposes of calculating this ratio, commercial real estate includes all those loans defined as such by regulatory guidance, including all land development and construction loans.

(5)  Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held-for-sale.

(6)  Tangible book value per share represents total stockholders’ equity less the sum of preferred stock and intangible assets divided by common shares outstanding.

(7)  Management believes operating earnings, which exclude non-core items, provide a more meaningful representation of the Company’s performance.